UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

Hercules Capital, Inc.

(formerly known as Hercules Technology Growth Capital, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 8, 2016, Hercules Capital, Inc., through a special purpose wholly-owned subsidiary, Hercules Funding II LLC (“Hercules Funding II”), entered into the Second Amendment to Amended and Restated Loan and Security Agreement (the “Wells Facility Amendment”) with Wells Fargo Capital Finance, LLC, as a lender and as the arranger and the administrative agent (“Wells Fargo”), and the lenders party thereto from time to time.

The Wells Facility Amendment amends certain provisions of the Amended and Restated Loan and Security Agreement entered into on June 29, 2015 (as amended, the “Wells Facility”), to, among other things, (i) modify one of the concentration limits in relation to eligible notes receivable and (ii) adjust the method for calculating interest coverage ratio.

The foregoing description of the Wells Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated as of March 8, 2016, by and among Hercules Funding II LLC as borrower, the lenders party thereto and Wells Fargo Capital Finance, LLC as a lender and as the arranger and the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

March 8, 2016

	By:	/s/ Melanie Grace
Melanie Grace
General Counsel, Chief Compliance Officer
& Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated as of March 8, 2016, by and among Hercules Funding II LLC as borrower, the lenders party thereto and Wells Fargo Capital Finance, LLC as a lender and as the arranger and the administrative agent.